UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2008

SUNERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52767
(Commission File Number)

N/A
(IRS Employer Identification No.)

8711 E. Paraiso Dr. Scottsdale, AZ  85255
(Address of principal executive offices and Zip Code)

602.740.1132
Registrant's telephone number, including area code

2575 Palmerston Avenue, West Vancouver, British Columbia, Canada  V7V 2W4
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 12, 2008, George Polyhronopolous and Joseph B. Guerrero were elected directors of our company. Also on September 12,  2008, Lorne Lilley resigned as treasurer, secretary and a director of our company. In addition, Mr. Polyhronopolous was appointed secretary and treasurer of our company and Mr. Guerrero was elected president, upon the resignation of Christian Brule as president of our company.

Since 2003, Mr. Polyhronopoulos has been the President and sole shareholder of Aegean Capital Management. Additionally, since 2002, he has been the President of Exo Performance Armor Ltd.

Mr. Polyhronopoulos graduated from Kitsilano Secondary School in 1972.

For the past 3 years, Mr. Guerrero has worked for Re/Max Excalibur.  During his 14 years in the real estate industry as a realtor and developer, Mr. Guerrero has also worked with Coldwell Banker and Realty Executives.  Mr. Guerrero has indentified a market for new products, analyzed pricing vs. cost and made presentations to various investor groups, he has also taken raw land through the entitlement process which involves land planners, engineering, dealing with the City of Scottsdale for approvals, then to the On-Site construction requiring coordination with private investors, bank financing and architects.

Our board of directors now consists of Christian Brule, George Polyhronopolous and Joseph Guerrero.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.

/s/ George Polyhronopolous
George Polyhronopolous
Secretary and Director

September 12, 2008